Exhibit 99.1

News Release

For Immediate Release

TearLab Announces $35 Million Term Loan Agreement with CRG

SAN DIEGO, March 5, 2015 -- TearLab Corporation (NASDAQ:TEAR; TSX:TLB) ("TearLab" or the "Company") today announced that it has entered into a term loan agreement (the “Agreement”) with CRG LP and certain of its affiliate funds. The Agreement provides TearLab with up to $35 million of available borrowing capacity.

Under the terms of the Agreement, CRG will initially provide $15 million. Up to $20 million of additional funding will be available to TearLab, at its option, through September 2016, subject to the satisfaction of certain revenue milestones and other borrowing conditions. The Agreement has a term of six years and bears interest at 13% per annum, with quarterly, interest-only payments for the first four years. At the Company’s option, during the first four years a portion of the interest payments may be compounded and paid together with the principal in the fifth and sixth years.

“When looking for the right strategic financing partner, it was important to balance the exciting growth opportunity that we see ahead of us with our capital needs and our commitment to maximizing shareholder value,” commented Elias Vamvakas, TearLab’s Chief Executive Officer. “We were impressed with CRG’s ability to tailor a financing structure without common stock or warrants, providing us with the necessary resources to continue executing our growth strategy under attractive, non-dilutive terms. CRG’s breadth of healthcare experience, deep knowledge of our business, and long-term outlook convinced us that they were the right partner for TearLab.”

“This transaction highlights our focus on providing innovative commercial-stage healthcare companies with flexible financing solutions,” said Charles Tate, Chairman of CRG. “TearLab is a pioneer in bringing simple, easy to use and objective point-of-care diagnostics to the eye care space and we are excited about its significant, long-term growth potential.”

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab® Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. Headquartered in San Diego, CA, TearLab Corporation's common shares trade on the NASDAQ Capital Market under the symbol 'TEAR' and on the Toronto Stock Exchange under the symbol 'TLB'.

About CRG

Founded in 2003, CRG (previously known as Capital Royalty L.P.) is a healthcare-focused investment firm with over $2 billion of assets under management that provides capital to healthcare companies primarily through structured debt and senior secured loans. CRG works across the spectrum of life science products and technologies and targets investment sizes ranging between $20 million and $200 million. The firm partners with commercial-stage healthcare companies to provide flexible financing solutions so they can achieve their growth objectives. CRG is headquartered in Houston, Texas with offices in Boulder, Colorado and New York City. For additional information, please visit www.crglp.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about TearLab. Examples of forward-looking statements in this press release include statements regarding the future potential of TearLab’s ability to use our available borrowing capacity to grow our core business and add value to our shareholders and the related impact on our sales. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our annual and quarterly reports on Forms 10-K and 10-Q. We do not undertake to update any forward-looking statements.

CONTACT:

Stephen Kilmer

(647) 872-4849

skilmer@tearlab.com

CRG

David Carter

(713) 209-7357

dcarter@crglp.com